Exhibit 10.8
                                    SALE OF BUSINESS

     THIS AGREEMENT made and entered into as of this 13th day of June, 2003, by and between Obeco truck Equipment Co., Inc., (hereinafter referred to as "Seller") and Cherokee Truck Body, Inc. (collectively hereinafter referred to as "Buyer").

     WHEREAS, Seller is the owner of certain assets generally described as inventory and equipment.

     WHEREAS, the Buyer is desirous of purchasing said assets.

     NOW, THEREFORE IN CONSIDERATION the parties agree as follows:

1. That the Seller shall obtain from the United States Bankruptcy Court the authority to sell assets free and clear of liens and encumbrances.

II. Designation of Assets: Assets to be purchased generally described as follows:

     (a) All inventory.
     (b) All designs, plans, drawings, bills of material, specifications, diagrams, engineering development information, computer and electronic data useful in the manufacture of all Obeco, Inc. products.
     (c) All tooling dies, jigs, fixtures and patterns.
     (d) All vendor records.
     (e) All available credit information.
     (f) Customer list.
     (g) Parts books, literature, video and art work.
     (h) Name - "OBECO".
     (i) Patents, trademarks, etc.
     (j) Machinery, equipment, furniture and fixtures according to the list attached.

III. Purchase Price: The purchase price shall be $103,459.50 for the assets set forth in Paragraph II above, except for inventory which shall be paid according to Paragraph IV.

IV. Inventory: A physical inventory will be taken on the date of closing. Seller will be paid the value of the inventory based upon 90% of seller's historical method of cost accounting for inventory, except for obsolete inventory (not used in product currently made or likely to be made in the next 36 months) and excess inventory (amount in excess of inventory for which there is a reasonable likelihood of use within the next 36 months).

V. Buyer agrees that it will take said property described herein without express or implied warranties. Seller will provide Buyer with a list of all current employees. Buyer reserves the right to retain all employees at their current benefits and rate of compensation.

This Sale of Business is subject to the following:

1.  Seller continuing to operate the OBECO business until the date of closing.
2. Buyer obtaining the right to occupy, either as tenant or owner, the present OBECO business premises on terms agreed between Buyer and Agri-Dynamics, Inc.
3. Tom French will be retained for an annual base salary of $55,000 plus commissions of 10% of the net pre-tax profits before deduction for depreciation and capital expenditures. Pam French will be retained for an annual base salary of $30,000.00.
4. That closing, payment of all sums due and transfer of all assets to be transferred shall occur on or before the close of the 10th day following approval of this sale in the United States Bankruptcy Court for the Northern District of Iowa.
5. Buyer intends to purchase all of the notes, mortgages and security agreements currently held by Cherokee State Bank which are the obligations of OBECO and Agri-Dynamics, Inc. The approximate loan balance on the bank's notes and security agreements as of May 30, 2003 was $504,494.80 without attorney fees. Such claims of Cherokee State Bank are evidenced by Claim
Nos. #16 and #17 filed in the Bankruptcy. If Buyer purchases said notes prior to the closing of the sale, then the sale is subject to the Buyer being able to offset $284,275.00 of the purchase price at the time of the closing which will be applied to the notes as set forth herein in the Bankruptcy proof of claim; and upon such offset of $284,275.00 from the sale proceeds. Buyer, as assignee of bank's notes and security agreements against OBECO and Agri-Dynamics,Inc., will withdraw Bank's claims.
6. That such part of the proceeds from this sale shall be used to satisfy Equity Advisors, Inc. broker fees as is allowed by the Bankruptcy Court.
7. Non-Assumption of Liabilities. Buyer shall assume no liabilities whatsoever of Seller.
8. Warranties and Representations of Seller. Seller represents and warrants to and agrees with Buyer as follows:

     (a) This Agreement and all other agreements, documents and instruments executed by Seller pursuant hereto are and will be valid and bindings obligations of Seller, enforceable in accordance with their terms, as well as the execution, delivery and performance of this Agreement, and such other agreements, documents and instruments as are necessary for the performance of the transactions contemplated hereunder, all subject to approval of the bankruptcy court.

     (b) Seller is the lawful owner of and has, and will transfer to Buyer at Closing, good, clear and marketable title to, all of the Seller's Designated Assets, free and clear of all liens; encumbrances, security interests or charges of every kind, nature and description; subject to approval of the bankruptcy court.

     (c) Aside from the stated bankruptcy proceedings, there is no suit, action or legal, administrative, arbitration, or other proceeding of any nature pending, or to the knowledge of Seller threatened, against Seller or its property which affects in any material respect the Seller's Business or Seller's Assets, or which might materially and adversely affect the legality or validity of this Agreement, or the transactions contemplated hereby, and there is not any factual basis known to Seller for any such suit, action or proceeding.

     (d) The Seller is currently involved in a labor group for collective bargaining purposes. Buyer shall not assume any union contracts nor shall be required to hire any of the Seller's current employees.

     (e) Following the anticipated approval of the bankruptcy court, the execution and delivery of this Agreement and the performance of the transactions contemplated hereby do not, and will not, constitute a violation of, and are not, and will not be, a default under or conflict with terms of any contract, lease, indenture, agreement, order, judgment or decree to which Seller is a party or by which it is bound or to which any of the Seller Assets are subject, and do not, and, to the best of Seller's knowledge will not, violate or constitute a default under any statute, rule, regulation, order or ordinance of any governmental, judicial or arbitral body.

     (f) The Seller Assets described herein, between the date hereof and the Closing, shall not be leased, pledged, encumbered or disposed of by Seller without the prior written consent of Buyer.

     (g) Seller has and will until the Closing have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining, and discrimination, and will pay or provide for all Social Security and other taxes.

     (h) All federal, state and local or municipal taxes attributable to the Seller's Business and/or the ownership, use or possession of the Seller Assets, have been fully paid or will be fully paid by Seller. Seller has timely filed, or caused to be timely filed and will in a timely fashion following Closing files, with appropriate governmental agencies all tax returns required to be filed with such agencies and all taxes, assessments, fees and other governmental charges shown to be due thereon have been paid, or will be paid in the case of filing after Closing.

     (i) That this requires the approval of the United States Bankruptcy Court for the Northern District of Iowa.

(9) Buyer's Warranties and Representations. Buyer represents and warrants and agrees with Seller as follows:

     (a) Buyer has all requisite power to own his property and to carry on his business as presently conducted. Buyer has complete and unrestricted power to perform the transactions contemplated hereby.

     (b) This Agreement and all other agreements, documents and instruments executed by Buyer pursuant hereto are and will be the valid and binding obligations of Buyer enforceable in accordance with their terms and the execution, delivery and performance of this Agreement and such other agreements, documents and instruments and the performance of the transactions contemplated hereunder are valid.

10. Conditions to Buyer's Obligations. The obligations of Buyer to consummate this Agreement are subject to the satisfaction by Seller or waiver by Buyer on or prior to the Closing of each of the following conditions:

     (a) Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct, on and as of the Closing, in all respects as though made on and as of the Closing.

     (b) No adverse Change. Seller's Business and Seller Assets shall not have been materially or adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor trouble or dispute, any action by the United States or any other governmental, judicial or arbitral instrumentally, flood, drought, embargo, riot, civil disturbance, uprising, activity or armed forces or act of God or public enemy, or any other matter.

     (c) Compliance with Agreement. Seller shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing and shall have delivered to Buyer sole and exclusive possession of all the Seller's Designated Assets and all the items referred to.

     (d) Proceedings and Instruments Satisfactory. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in all respects to Buyer and his counsel. Seller shall have made available to Buyer for examination the originals or true and correct copies of all records and documents relating to the Seller's business which Buyer may reasonably request in connection with this transaction. Seller shall have complied with all statutory requirements fr the valid consummation by Seller or the transactions contemplated by this Agreement.

11. Use of Name. Seller consents to the Buyer's use of the name OBECO or any variation thereof.

12. Conditions to Seller's Obligations. The obligations of Seller to consummate this Agreement are subject to the satisfaction of Buyer or waiver by Seller on or prior to the Closing of each of the following conditions:

     (a) Representations and Warranties. All representations and warranties of Buyer set forth in this Agreement shall be true and correct on and as of the Closing, in all respects as though made on and as of the Closing.

     (b) Compliance with Agreement, Buyer shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing.

     (c) Lease. The Buyer shall have entered into an agrement with Agri-Dynamics, Inc., owner of the premises where the OBECO operations and offices are located, for the Buyer's continued occupancy of the real estate located at 1130 Riverview Drive, Cherokee, IA 51012.

13. Deliveries by Buyer and Seller at Closing. At the closing Seller shall execute all documents necessary to relinquish all of its right, title and interest to the inventory and equipment.

14. Survival of Representations, Warranties, Covenants and Indemnification. All representations, warranties, agreements, covenants and indemnification's made by any party in this Agreement or pursuant hereto shall survive
Closing for a period of two years.

15. Miscellaneous Provisions.

     (a) The customer list being transferred shall include the names of all relevant persons associated with the businesses and addresses. Also, Seller shall provide a list of all suppliers with contract information for each.

     (b) Seller shall provide a list of all permits held by Obeco Truck Equipment Co., Inc. at closing.

     (c) Expenses. Each party shall be responsible for its own fees and expenses in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder.

     (d) Benefit. This Agreement shall be binding upon and inure to the benefit to the parties hereto, and their respective successors, permitted assigns, personal representatives, heirs and executors.

     (e) Notice. All necessary notices, payments, demands and requests shall be in writing and shall be deemed duly given if mailed by certified mail, postage prepaid, return receipt requested, and addressed as follows:

IF TO SELLER

Obeco, Inc.
1130 Riverview Drive
Cherokee, IA 51012

AND TO:

IF TO BUYER:

Cherokee Truck Body, Inc.
P.O. Box 288
Armstrong, IA 50514-0288

Either party may change its address for notice by giving notice of changes of address in the manner set forth above.

     (f) Headings. The heading of the paragraphs of this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     (g) Reliance. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party only expressly contained herein.

     (h) Entire Agreement. This Agreement, together with the Schedules and Exhibits, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merge and supersede all prior discussions, agreements and understandings with respect hereto. This Agreement, and said Exhibits and Schedules, may not be amended, changed or modified except by a written instrument duly executed by the parties hereto. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Iowa.

     (i) Further Assurances. Each of the parties agrees that it will, without further consideration, from time to time hereafter, and at their own expense, execute and deliver such other documents, and take such other action, as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby. The provisions hereof shall survive the Closing perpetuity.

     (j) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     (k) Time of the Essence. Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:                           BUYER:
/s/ Tom C. French, President      /s/J.Ward McConnell, Jr., Chairman
Obeco Truck Equipment Co., Inc.     Cherokee Truck Body, Inc.